LOGO

                                November 7, 2000

Southern California Edison Company
2244 Walnut Grove Avenue
Rosemead, California 91770


Ladies and Gentlemen:

     I am an Assistant General Counsel of Southern California Edison Company, a California corporation ("Edison"). In connection with the issuance and sale by Edison of $1,000,000,000 principal amount of Variable Rate Notes due 2003 and $300,000,000 principal amount of Floating Rate Notes due 2002 (collectively, the "Securities") pursuant to a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested my opinion with respect to the matters set forth below.

     I have reviewed the prospectus dated September 7, 2000 (the "Prospectus"), which is a part of the Registration Statement, and the prospectus supplement dated November 6, 2000 (the "Prospectus Supplement") relating to the Securities. The Securities will be issued pursuant to an indenture, as amended and supplemented (the "Indenture") between Edison and a trustee (the "Trustee").

     In my capacity as Assistant General Counsel, I am generally familiar with the proceedings taken and proposed to be taken by Edison for the authorization and issuance of the Securities. For purposes of this opinion, I have assumed that those proceedings will be properly completed, in accordance with all requirements of applicable federal, Delaware and California laws, in the manner presently proposed.

     I have made legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to my satisfaction, of the documents, corporation records and instruments of Edison that I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

     I am opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of California, and I express no opinion as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

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     Subject to the foregoing and the other qualifications set forth herein, it is my opinion that, when the Securities have been duly established in accordance with the terms of the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of Edison against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Securities will constitute valid and legally binding obligations of Edison enforceable against Edison in accordance with the terms of the Securities.

     This opinion is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. In addition, I express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, or with respect to whether acceleration of Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     I consent to your filing of this opinion as an exhibit to a Current Report on Form 8-K and to the references to me under the caption "Validity of the Notes" in the Prospectus Supplement.

                                                     Very truly yours,


                                                     Kenneth S. Stewart
                                                     -------------------------
                                                     Kenneth S. Stewart
                                                     Assistant General Counsel